THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL PURCHASER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.

                             SECURED PROMISSORY NOTE

Santa Maria, California                               Principal Amount: $_______

                                                                    May __, 1998

FOR VALUE RECEIVED Golf One Industries, Inc., a Delaware corporation, having an address of 2811 Airpark Drive, Santa Maria, California 93455 ("Borrower"), unconditionally promises to pay ______________, or registered assigns, ("Lender") _______________________ Dollars ($______) together with interest thereon at a rate of 13.5% per annum from the date hereof. This Note is issued pursuant to the certain Loan Agreement between Lender and Borrower dated the date hereof (the "Loan Agreement"), and is part of a group of notes (the "Notes") in an aggregate principal amount of up to $2.5 million issued as a part of the Senior Financing (as defined in the Loan Agreement).

1. Payments; Maturity Date. The principal and interest of this Note shall be payable on the earlier of (a) the third business day after the closing of the IPO; or, (b) December 31, 1998 (the "Maturity Date"). All payments shall be sent to Lender's address as set forth in the Loan Agreement, or such address as later specified by lender or any successor in writing to Borrower.

2. Prepayment. Borrower may prepay any amounts due hereunder without penalty or premium.

3. Security. To secure payment of the Note, Borrower has executed and delivered a Security Agreement in favor of the Lender.

4. Default. Any of the following occurrences or acts shall constitute an event of default ("Event of Default") under this Note:

         (a) The failure by the Borrower to pay all or any part of the principal or any accrued and unpaid interest on this Note within five (5) days if when due; or

         (b) Any material default, breach or misrepresentation under the terms and provisions of the Loan Agreement not cured within twenty (20) days of notice of such default, breach or misrepresentation; or

         (c) Insolvency of, business failure of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Borrower, or commenced against the Borrower which is not discharged within sixty (60) days; or

         (d) The receipt by Borrower of notice (either in writing or orally) of termination or cancellation of the Asset Purchase Agreement between Gary Player Group, Inc. ("GPG") and Borrower; or

         (e) The receipt by Borrower of notice (either in writing or orally) of termination or cancellation of the Direct Marketing Agreement between the Borrower and GPG entered into November 1996; or

         (f) Receipt of notice (either in writing or orally) of Whale Securities Co., L.P.'s intent to terminate its efforts on behalf of the Borrower with respect to the initial public offering of the Borrower's common stock; unless the Borrower is able to secure a commitment from an alternative underwriter of equal or better standing in the financial community within 45 days of notice of termination by Whale.

5. Remedies upon Event of Default. Upon the occurrence of an Event of Default:

         (a) Specified in clause (c) of Section 4, then the note shall be automatically accelerated and immediately due and payable; and

         (b) Specified in clause (a), (b), (d), (e) or (f) of Section 4, then the Lender may declare the Note immediately accelerated, due and payable; and

         (c) The Lender shall have all of the rights and remedies, at law and in equity, by statute and otherwise, and no remedy shall herein conferred upon the Lender is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise.

         (d) Any action taken by Lender with respect to the Collateral (as that term is defined in that certain Security Agreement between Borrower and the "Senior Lender", including the Lender, dated the date hereof (the "Security Agreement")) shall be subject to Section 3(b) of such Security Agreement.

6. Application of Payment. All payments made under this Note shall be applied first against payment of interest accrued to the date for any payment and then against principal due.

7. Waiver of Presentment, etc. The Borrower hereby waives presentment for payment, demand, notice of dishonor, and notice of protest of this Note. The Borrower hereby consents to any extensions of time, renewals, waivers or modifications that may be granted by the Lender with respect to the payment or other provisions of this Note.

8. Costs of Collection. Borrower shall pay all costs of collection of Lender, together with reasonable attorney's fees and costs, to enforce this Note in the event of a default whether or not a suit is brought. Borrower waives demand, protest and notice of maturity and non-payment, and all requirements necessary to hold Borrower liable hereunder.

9. Miscellaneous. THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAW OF THE STATE OF NEW JERSEY AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW JERSEY.

         Any and all judicial proceedings brought by the Lender against the Borrower with respect to this Note may be brought in any court of competent jurisdiction in the State of New Jersey and any Federal district court having subject matter jurisdiction and being located in the State of New Jersey. The Borrower hereby accepts, for itself and its properties, the non-exclusive jurisdiction of the aforesaid courts and agrees to be bound by any judgements rendered by such courts in connection with this Agreement. The Borrower will not move to transfer any such proceeding to any different court. Any such process may be mailed by registered or certified mail to the Borrower at the address referred to in Section 6 of the Loan Agreement. The Borrower agrees that service by mail will constitute sufficient notice, Nothing herein limits the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction.

                                      BORROWER:
                                      Golf One Industries, Inc.



                                      By:__________________________
                                            Alfonso J. Cervantes, President

                                                         3